SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]	Confidential, for the Use of the Commission Only (as permitted by Rule
14a-6(e)(2))

CONOLOG CORPORATION



(Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(2)	Aggregate number of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


	------------------------------------------------------------


	(4) 	Proposed maximum aggregate value of transaction:


	------------------------------------------------------------

	(5)	Total fee paid:


	------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:


	------------------------------------------------------------

	(2)	Form, Schedule or Registration Statement No.:


	------------------------------------------------------------

	(3)	Filing Party:


	------------------------------------------------------------

	(4) 	Date Filed:


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CONOLOG CORPORATION
5 Columbia Road
Somerville, New Jersey 08876

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 12, 2000


To the Shareholders of
CONOLOG CORPORATION

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONOLOG CORPORATION (the "Company"), a Delaware corporation, will be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, on Thursday, October 12, 2000, at 5:00 p.m., local time, for the following purposes:

1. To elect five directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2. To consider and act upon a proposal to approve an amendment to the Certificate of Incorporation to increase the total number of authorized shares of all classes of stock from 22,000,000 to 165,000,000 shares of which 15,000,000 shares will be classified as Preferred Stock having a par value of $.50 per share and 150,000,000 shares will be classified as Common Stock having a par value of $.01 per share;

3.  To consider and act upon a proposal to approve the 2000/2001 Stock Option
    Plan;

4. To consider and act upon a proposal to approve a Summary Financing Proposal between the Company and Crescent International Ltd.;

5. To consider and act upon a proposal to approve an amendment to the Certificate of Incorporation to give effect to a one-for-four reverse stock split of the Common Stock of the Company;

6. To consider and act upon a proposal to approve the selection of Rosenberg Rich Baker Berman & Company as the Company's independent auditors for the 2001 fiscal year; and

7. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

		The Board of Directors has fixed the close of business on August 16, 2000 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

				By order of the Board of Directors.

						ROBERT S. BENOU
						President
Somerville, New Jersey
September 7, 2000

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES






CONOLOG CORPORATION
5 Columbia Road
Somerville, New Jersey 08876






P R O X Y  S T A T E M E N T

for

ANNUAL MEETING OF SHAREHOLDERS

to be held October 12, 2000


September 7, 2000


		The enclosed proxy is solicited by the Board of Directors of Conolog Corporation, a Delaware corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119
On Thursday, October 12, 2000, at 5:00 p.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election as directors of the nominees listed below to serve until the next Annual Meeting of Shareholders; (ii) the amendment to the Certificate of Incorporation to increase the total number of authorized shares of all classes of stock; (iii) approval of the 2000/2001 Stock Option Plan; (iv) approval of the Summary Financing Proposal between the Company and Crescent International Ltd.;
(v) amendment to the Certificate of Incorporation to give effect to a one-for-four reverse split of the Common Stock of the Company; and (vi) approval of the selection of Rosenberg Rich Baker Berman & Company as the Company's independent auditors for the 2001 fiscal year. The record date with respect to this solicitation is the close of business on August 16, 2000 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 5 Columbia Road, Somerville, New Jersey 08876, and its telephone number is (908) 722-8081. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. This proxy statement and the accompanying proxy were mailed to you on or about September 7, 2000.


OUTSTANDING SHARES; QUORUM; REQUIRED VOTE

	The number of outstanding shares entitled to vote at the meeting is 9,063,959.50 common shares, par value $.01 per share, not including 8,813 common shares held in treasury. Each common share is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting: directors shall be elected by a plurality of the votes cast and the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the approval of the Company's 2000/2001 Stock Option Plan and the approval of the Company's auditors, Rosenberg Rich Baker Berman & Company, as the Company's auditors for fiscal 2001. The affirmative vote of the holders of a majority of the total outstanding common shares is necessary to approve the amendment to the Certificate of Incorporation to increase the total number of authorized shares of all classes of stock and to give effect to a one-for-four reverse stock split of the Common Stock of the Company.

	Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does

Not have discretionary authority to so vote.

ELECTION OF DIRECTORS

	The five persons named below, all of whom are presently directors of the Corporation, have been nominated for re-election to serve until the Annual Meeting of Shareholders and until their respective successors have been elected and qualified.


                      Positions                 Number of
                        with        Date of       Shares
                      Company       Initial    Beneficially
                       and/or       Election    Owned as of     Percent
                      Principal       as a      August 16,         of
      Name (age)     Occupation     Director       2000          Class
------------------  -------------  -----------  ------------   ---------

Robert S. Benou (66)  President      1968        714,400          7.9%
                      and
                      Director

Arpad J. Havasy (63)  Executive      1968         68,625          0.8%
                      Vice
                      President,
                      Secretary,
                      Treasurer
                      and
                      Director

Louis S. Massad (62)  Vice           1995         22,500         0.2%

Marc R. Benou (32)    Vice           1995        142,000         1.6%
                      President,
                      Assistant
                      Secretary
                      and
                      Director

Edward J. Rielly (32) Director       1998         21,500         0.2%



	Each officer holds office at the pleasure of the Board of Directors. The Company has no "significant" employees other than the executive officers. There are no arrangements or understandings pursuant to which either the directors or officers was selected as such.


	Robert S. Benou has served as President and a Director of the Company since 1968. Mr. Benou is responsible for new product development and supervision of sales and marketing. Mr. Benou is a graduate of Victoria College and holds a BS degree from Kingston College, England and a BSEE from Newark College of Engineering, in addition to industrial management courses at Newark College of Engineering. Robert S. Benou is the father of Marc R. Benou.

	Arpad J. Havasy has served as the Company's Executive Vice
President and Director since 1968 and is responsible for manufacturing of both components and hardware operations. Mr. Havasy is a graduate of Electromos E's Gepeszeti Technikum (Hungary) and the University of Budapest. In addition, Mr. Havasy has attended courses at both Rutgers University and the American Management Association. Mr. Havasy is on total disability.


	Louis S. Massad has been a Director of the Company since April
1995. Mr. Massad has been Vice President, Chief Financial Officer and Director of Computer Power Inc. since 1986. Mr. Massad holds a BS and MS degree from Cairo University (Egypt) and an MBA from Long Island University, New York.

	Marc R. Benou joined the Company in 1991 and is responsible for material, purchasing and inventory control. In March 1995, he was elected as Vice President, Assistant Secretary and a Director. Mr. Benou attended Lehigh and High Point University and holds a BS degree in Business Administration and Management. Marc R. Benou is the son of Robert S. Benou, the Company's President.


	Edward J. Rielly has been a Director of the Company since January 1998. Mr. Rielly is a Senior Consultant with Esavio Corporation. From February 1998 to February 2000, Mr. Rielly was an Application Developer with Chubb Corporation. From 1993 to 1998, Mr. Rielly was an Application Developer with the United States Golf Association. Mr. Rielly is a graduate of Lehigh University and holds a BS in Computer Science.


		MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

	During the fiscal year ended July 31, 2000, the Board of Directors held ten meetings. All of the directors attended all of the meetings of the Board of Directors.


	The Company has an Audit Committee, which consists of Messrs. Marc Benou, Massad and Rielly. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board the firm which is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year.


	The Company does not have a standing compensation or nominating committee.

EXECUTIVE OFFICERS

	The executive officers of the Company are Robert S. Benou, President, Arpad J. Havasy, Executive Vice President, Secretary and Treasurer, Marc R. Benou, Vice President and Assistant Secretary, information as to each of whom is set forth above and Thomas R. Fogg, Vice President - Engineering. Mr. Fogg joined the Company in 1976 as Chief Engineer responsible for analog and guidance projects. Since 1986, when he became Vice President-Engineering, he led the design team in the development of the Company's commercial products. Mr. Fogg holds a BSEE degree from Lafayette College and a MSEE degree from Rutgers University. Mr. Fogg is a fellow of the Institute of Electrical and Electronic Engineers and has published articles on delay equalization and the use of crystal resonators.


EXECUTIVE COMPENSATION

	The following table sets forth the cash compensation (consisting entirely of salary) paid (or accrued for) by the Company to its President, the only executive officer whose aggregate remuneration exceeded $100,000 in each of the Company's last three fiscal years ended July 31, 2000, 1999 and 1998:
                             Summary Compensation Table

                  Annual Compensation
                  -------------------

                                          Other
Name and                                 Annual
Principal      Fiscal                     Com-
Position      Year-End  Salary   Bonus  pensation
------------- --------  -------  -----  ---------

Robert Benou,   2000   $210,000
  President

                1999   $190,000

                1998   $170,000



                 Long-Term Compensation
                 ----------------------

                              Awards                     Payouts
                              ------                     -------

Name and                   Restricted                                All Other
Principal     Fiscal         Stock           Options       LTIP        Com-
Position     Year-End       Awards            /SARS        Payouts   pensation
----------  ----------     ---------        --------     ----------  ----------
Robert Benou,   2000        620,000             0
  President

                1999         85,000           5,000

                1998        250,000          30,000



EMPLOYMENT AGREEMENTS

	The Company entered into a five-year employment agreement, commencing June 1, 1997 and ending May 31, 2002, with Robert S. Benou. Under his employment agreement, Mr. Benou will receive an annual base salary of $150,000 for the first year of employment with an increase of $20,000 beginning November 1997 and every year thereafter. In addition, Mr. Benou is entitled to an annual bonus equal to 6% of the Company's annual "income before income tax provision," as stated in its annual Form 10-K. The employment agreement also entitled Mr. Benou to the use of an automobile and to employee benefit plans, such as life, health, pension, profit sharing and other plans.


	Under the employment agreement, employment terminates upon death or disability of the employee and employee may be terminated by the Company for cause.


	The Company entered into a five-year employment agreement, commencing June 1, 1997 and ending May 31, 2002, with Marc R. Benou. Under his employment agreement, Mr. Benou will receive an annual base salary of $55,000 for the first year of employment, with an increase of $6,000 beginning November 1997 and every year thereafter.


	Mr. Benou is entitled to an annual bonus equal to 3% of the Company's annual "income before income tax provision," as stated in its annual Form 10-K. The employment agreement also entitles him to the use of an automobile and to employee benefit plans, such as life, health, pension, profit sharing and other plans. Under the employment agreement, employment terminates upon death or disability of the employee and employee may be terminated by the Company for cause.


COMPENSATION OF DIRECTORS

	No director of the Company receives any cash compensation for his services as such. Currently, the Company has two directors who are not employees, Mr. Massad and Mr. Rielly.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


	The full Board of Directors made all decisions concerning executive compensation during fiscal 2000. During fiscal 2000, no executive officers of the Company served as a member of the compensation committee or board of directors of another entity.



PRINCIPAL SHAREHOLDERS

	The following table sets forth, as of August 16, 2000, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares of the Company, (ii) each of the Company's directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.


Name and Address of      Amount and Nature         Percent
Beneficial Owner        of Beneficial Ownership    of Class
--------------------    -----------------------    ---------

Robert S. Benou (1)            714,400                 7.9%

Arpad J. Havasy (1)             68,625                 0.8%

Marc R. Benou  (1)             142,000                 1.6%

Louis Massad (1)                22,500                 0.2%

Thomas Fogg (1)                 60,000                 0.7%

Edward J. Rielly (1)            21,500                 0.2%

All Executive Officers
and Directors as a Group
(6 Persons)                  1,029,025                11.4%



 (1)	The address for these individuals is c/o Conolog Corporation, 5 Columbia
Road, Somerville, New Jersey 08876.

	CERTAIN TRANSACTIONS

	The Company has adopted a policy that transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and that all transactions between the Company and its officers, directors, principal shareholders and affiliates will be approved by a majority of the Company's Board of Directors.


PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK


	The Board of Directors is recommending that the shareholders approve the amendment to the Corporation's Certificate of Incorporation to increase the total number of shares of all classes of stock which the Company is authorized to issue from twenty-two million (22,000,000) shares of which twenty million (20,000,000) shares are classified as Common Stock and two million (2,000,000) shares are classified as Preferred Stock to one hundred sixty-five million (165,000,000) shares of which one hundred fifty million (150,000,000) shares will be classified as Common Stock and fifteen million (15,000,000) shares will be classified as Preferred Stock. The increase in capital stock will enable the Company to facilitate the transactions described herein and provide the Company's Board of Directors with the ability to use the Corporation's stock as incentive compensation to employees and for general corporate purposes without the necessity of soliciting further shareholder approval. Except as set forth in the Proposal to Approve the Summary Financing Proposal, the Company currently has no understandings, arrangements or agreements contemplated that would require the issuance of additional shares of Common Stock. The authorized shares will, however, be used from time to time in connection with future acquisitions, capital raising and other stock requirements of the company. While the increase in authorized Common Stock will not change substantially the rights of holders of the Company's Common Stock, the issuance of additional shares of the Company's Common Stock may have a dilutive, and therefore depressive, effect on the market price of the Common Stock.

	If the amendment is approved by the Company's stockholders, the Company will file an amendment to its Certificate of Incorporation with the Secretary of State of Delaware promptly after the Meeting. The increase in authorized capital stock will become effective on the filing of the amended Certificate of Incorporation. The proposed amendment is set forth in Exhibit A.

PROPOSAL TO APPROVE THE 2000/2001 STOCK OPTION PLAN


	At the Meeting, the Conolog Corporation 2000/2001 Stock Option
Plan will be submitted to the shareholders for approval. The Option Plan is designed to permit the Company to grant either incentive stock options under
Section 422A of the Internal Revenue Code (the "Code") or nonqualified stock options. Under the Option Plan, a Stock Option Committee (the "Option Committee") of the Board is authorized to grant options to purchase up to 300,000 shares of stock to key employees, officers, directors and consultants of the Corporation. The amount of shares reserved for issuance under the Option Plan will not be adjusted to give effect to the one-for-four reverse stock split. If any options granted under the Option Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for future options pursuant to the
Stock Option Plan.   The Option Committee administers the Option Plan and
designates the optionees, the type of options to be granted (i.e., non qualified or incentive stock options), the number of shares subject to the options, and the terms and conditions of each option. The terms and conditions include the exercise price, date of grant, and date of exercise of each option. An employee may, at the discretion of the Option Committee, be permitted to exercise an option and make payment by giving a personal note.


	Incentive stock options may only be granted to employees of the Company and not to directors or consultants who are not so employed. The exercise price for incentive stock options must be at least 100% of the fair market value of the Common Stock as determined by the Option Committee on the date of grant. The Option Committee may, at its discretion, provide that the fair market value shall be the lowest fair market value on any day up to thirty days after the day of grant. If within that period, the fair market value is less than on the date of grant, then the date on which the fair market value is lowest will be deemed to be the date of grant. All incentive stock options under the Option Plan must be granted within ten years from the date of adoption of the Option Plan and each option must be exercised by an optionee within three months after termination of the optionee's employment, unless such termination is as a result of death or, disability. In the event an optionee's employment is terminated as a result of death or disability, such optionee or his designated beneficiary shall be entitled to exercise any and all options for a period of twelve months after such termination.


	Nonqualified stock options under the Option Plan are generally subject to the same rules as discussed above. Nonqualified stock options may, however, also be granted to directors and consultants, whether or not such individuals are employees of the Corporation. The exercise price for nonqualified stock options hall be determined and fixed by the Option Committee at its discretion but shall not be less than eighty-five percent (85%) of the fair market value of the shares on the date of grant. The date of grant may be deemed to be the date, up to thirty days after the date of grant on which the fair market value is the lowest, as described above for the incentive stock options.

	Payment for shares purchased upon exercise of options may be made in full or in installments. If made in installments, the option holder is required to make a cash payment of at least twenty percent of the total price of the shares purchased and deliver a promissory note payable to the Company for the balance. The promissory note shall bear interest at a rate determined by the Option Committee, but shall not be less than the applicable federal rate (as defined in the Internal Revenue Code of 1986, as amended), and must pledge the purchased shares as security. The balance of the option price shall be paid as provided in the promissory note, however, the option holder shall make payments on account of the total option price equal to: (1) at least forty percent of the total option price by the end of eighteen months from the date of purchase, (ii) at least sixty percent of the total option price by the end of three years from the date of purchase; (iii) at least eight percent of the total option price by the end of four years from the date of purchase; and (iv) the entire amount of the total option price by the end of five years from the date of purchase.


	An important consideration in submitting the Option Plan to Stockholders for approval is the Corporation's desire to conform the Option Plan to the requirements of Rule 16b-3 of the Exchange Act of 1934. Section 16(b) requires the disgorgement of profits realized by officers and directors for purchases and sales within a six-month period. Compliance with Rule 16b-3 will enable the Corporation's officers and directors to receive grants of options without incurring Section 16(b) liability. If the Option Plan were not in compliance with Section 16b-3, its usefulness to the Company in attracting and keeping qualified officers and directors would be diminished as it would no longer serve as an incentive. The proposed 2000/2001 Stock Option Plan is set forth in Exhibit B.

	The Company does not presently have any plans or proposals to issue options in the event the Option Plan is approved.

	PROPOSAL TO APPROVE THE SUMMARY FINANCING PROPOSAL

	On July 30, 2000, the Company obtained a Summary Financing Proposal (the "Proposal") from Crescent International Ltd. ("Crescent"), a Bermuda-based investment company, which if approved by the Company and Crescent would allow the Company to issue and sell and would require Crescent to purchase, upon the Company's request, subject to certain terms and conditions, up to $6,000,000 of the Company's Common Stock. The Company will receive $6,000,000 minus applicable fees and expenses. Crescent is currently awaiting the submission of due diligence material from the Company after which it will decide upon the additional due diligence steps to be taken.

Assuming the Company and Crescent enter into an agreement, the Company will file with the Securities Exchange Commission ("SEC") a registration statement covering the shares issuable to Crescent (the
"Registration Statement").   Once the SEC declares the Registration
Statement effective, the Company will be able to require Crescent to purchase an agreed upon amount of its Common Stock, subject to the terms and conditions of the agreement between the Company and Crescent
(the "First Put").    Thereafter, the Company will be able to draw down
the balance of $ 6,000,000 provided certain terms and conditions are met, which include a closing bid price for the Company's Common Stock that is equal to or greater than $1.50 per share on each of the seven trading days immediately preceding the applicable period and an average daily trading value for the Common Stock for the 22 days preceding the applicable period that is equal or greater than $200,000. The purchase price per share of the Common Stock purchased by Crescent will be equal to 92% of the average of the lowest three trading days preceding the applicable date.


Pursuant to the Proposal, the Company will also issue Crescent a five-year warrant to purchase a number of shares of the Company's Common Stock equal to $ 6,000,000 divided by the purchase price of the First Put shares of the Company's Common Stock at an exercise price of 150% of the purchase price of the First Put. At its sole option, Crescent may effect a cashless exercise of this warrant.


	The Board of Directors is recommending that the Company's shareholders approve the Summary Financing Proposal which will permit the Company to proceed with this transaction in the event the Company and Crescent enter into a definitive agreement.



PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
TO GIVE EFFECT TO A ONE-FOR-FOUR REVERSE STOCK SPLIT
OF THE COMMON STOCK OF THE COMPANY.

	The Board of Directors is recommending that the shareholders approve the amendment to the Company's Certificate of Incorporation to give effect to a one-for-four reverse stock split of shares of the Common Stock of the Company (the "Reverse Stock Split"). The Reverse Stock Split will not change substantially the rights of holders of the Company's Common Stock.

	As of August 17, 2000, there was only one class of Common Stock, of which there were approximately 843 holders. The number of shares which will result in fractional interests cannot be precisely predicted as the Company cannot determine in advance the number of stockholders whose total holdings are not evenly divisible by four; however, it is not anticipated that a substantial number of shares will be required to be cashed out. The Reverse Stock Split is a transaction rather than the first step in a series of transactions and will not cause the Company's Common Stock to be held of record by less than 300 persons.

	The shares of Common Stock of the Company have traded infrequently and at very low prices for some years. The Board of Directors has authorized the Reverse Stock Split to reduce the number of outstanding shares with the expectation that each share will trade at a higher price.


	The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. There will be no change in the number of authorized capital stock as a result of the Reverse Stock Split. However, there will be a change in the number of authorized capital stock if the proposal to amend the Certificate of Incorporation to increase the total number of authorized shares of all classes of capital stock is approved. The number of issued and outstanding shares will be reduced from 9,063,959 to 2,265,989 (not including treasury shares). Consequently, the number of authorized but unissued common shares and treasury shares will increase from 10,944,854 to 17,742,824.


	If the amendment is approved by the Company's stockholders, and if the Board of Directors still believes at that time that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Company will file an amendment to its Certificate of Incorporation with the Secretary of State of Delaware promptly after the Meeting. The Reverse Stock Split will become effective on the filing date of the amended Certificate of Incorporation (the "Filing Date") and the stockholders will be notified on or after the Filing Date that the Reverse Stock Split has been affected. The Corporation's transfer agent will act as its exchange agent (the "Exchange Agent") to act for holders of Common Stock in implementing the exchange of their certificates.

	As soon as practicable after the Filing Date, stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. One share of New Common Stock will be issued in exchange for each four (4) presently issued and outstanding shares of Common Stock. For holders of multiple certificates, the Company will aggregate the shares and divide by the split ratio. In the case of street name holders, the Company's transfer agent will convert the certificates in accordance with instructions from the street name holders. To the extent a stockholder holds a number of shares not evenly divisible by four, the Company will pay cash for fractional interests.

	Stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by four will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the average of the closing bid and ask prices of the Company's Common Stock as reported on Nasdaq SmallCap Market on the day prior to the Filing Date for each such share of Common Stock held prior to the Filing Date. The number of shares which will result in fractional interests cannot be precisely predicted as the Company cannot determine in advance the number of stockholders whose total holdings are not evenly divisible by four. It is not anticipated that a substantial number of shares will be required to be cashed out and the Company does not believe the cash out of fractional shares will result in a material expenditure. The proposed amendment is set forth in Exhibit A

	SELECTION OF AUDITORS

	The Board of Directors recommends the selection of Rosenberg Rich Baker Berman & Company as independent auditors to examine its financial statements for the fiscal year ending July 31, 2001.


	Representatives of Rosenberg Rich Baker Berman & Company are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


OTHER MATTERS

	The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.


SHAREHOLDER PROPOSALS

	Proposals by any shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in material relating to such meeting not later than May 15, 2001.


EXPENSES

	All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

				By Order of the Board of Directors,


					Robert S. Benou
					President




Exhibit A
Certificate of Amendment

of

Certificate of Incorporation

of

CONOLOG CORPORATION
_________________________________________________________________

Under Section 242 of the
Delaware General Corporation Law
_________________________________________________________________

	Conolog Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:


	1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:


	"FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is one hundred sixty-five million
(165,000,000) shares of which fifteen million
(15,000,000) shares having a par value of $.50 per share are to be classified as Preferred Stock and one hundred fifty million (150,000,000) shares, having a par value of $.01 per share are to be classified as Common Stock.

	Each four (4) shares of the Corporation's
Common Stock, par value $.01 per share, issued and outstanding as of the close of business on August 16, 2000 shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value
$.01 per share, so that each share of the Corporation's Common Stock $.01 par value per share, issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, the Corporation will pay cash for each currently issued and outstanding share of Common Stock, par value $.01 per share, representing such fractional interest at a price equal to the average of the closing bid and ask prices of the Corporation's
Common Stock as reported on the Nasdaq SmallCap
Market on the day prior to the filing date of this Amendment."

	2.	The foregoing amendment has been duly adopted in accordance
with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.



	IN WITNESS WHEREOF, we have signed this Certificate this ____ day of October, 2000.





						    __________________________
						    Robert S. Benou, President

ATTEST:


__________________________
Arpad J. Havasy, Secretary


Exhibit B

2000/2001 STOCK OPTION PLAN

OF

CONOLOG CORPORATION

Adopted by the Board of Directors

October 2000



1.	Purpose.

		The purpose of this Conolog 2000/2001 Incentive Stock Option Plan (the "Plan") is to reward directors, officers, key employees and consultants for their best efforts on behalf of the Company, to induce such employees to remain in the employ of the Company, to attract talented individuals to join the Company, to motivate such employees to exert their best efforts on behalf of the Company, and to encourage such employees to secure or increase their stock ownership in the Company.

		As used in the Plan, the term "incentive stock options" means options which are intended to qualify as incentive stock options within the meaning of section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and which are designated as incentive stock options in the Option Agreement. The term "nonqualified stock options" means options which are not intended to qualify as incentive stock options, and which are designated as nonqualified stock options in the Option Agreement.

2.   Stock Subject to the Plan.

		The stock to be issued upon exercise of options granted under the Plan shall consist of authorized but unissued shares (or of reacquired shares) of the Common Stock, $.01 par value, of the Company. The maximum number of shares for which options may be granted under the plan is 300,000 and further subject to adjustments as provided in Section 6.

		If any options granted under the Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the Plan.

3.    Eligibility of Optionees.

		Options may be granted only to officers, key employees, directors or consultants of the Company or any subsidiary (all references in this Plan to officers, key employees, directors or consultants of the Company shall also refer to and include officers, key employees, directors or consultants of the Company or any subsidiary of the Company). For purposes of this Plan, an individual shall be deemed to be a consultant if the individual performs services for the Company in a capacity other than as employee or director.
More than one option may be granted to any optionee.

		In no event shall an option be granted to any person who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations; provided, however, that this restriction shall not apply if at the time of grant the option price is not less than 110% of the fair market value of the stock subject to the option and such option is not exercisable after the expiration of five (5) years from the date of grant.

4.    Administration.

		The Plan shall be administered by a Stock Option Committee of the Board of Directors of the Company (the "Committee") which shall be composed of at least two (2) members of the Board. No member of the Committee shall be eligible to participate nor shall have been eligible to participate in the Plan for a period of at least one (1) year prior to his or her election to serve on the Committee.

		Subject to the express provisions of the Plan, the Committee shall have full authority (a) to determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, whether the option granted shall be an "incentive stock option" or a "nonqualified stock option", the number of shares subject to each option, the price or prices at which such shares may be purchased from the Company, and the provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times, when, and the extent to which, the options may be exercised, the conditions of exercise (including non-competition with the Company after termination of employment) and the effect of approved leaves of absence on continuity of service; (b) to prescribe, amend and rescind rules and regulations relating to the Plan; (c) to interpret the Plan and the respective option agreements; and (d) to make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee shall be binding and conclusive upon all parties.

5.    Terms and Conditions of Options.

		Subject to the following provisions, all options granted under this Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine:

		(a)	Option Price.

		   (I) Incentive Stock Options. The purchase price per share under each Incentive Stock Option shall be determined by the Committee. In no event, however, shall the price per share under each Incentive Stock Option be less than 100% of the fair market value of the Common Stock on the date of grant.

		The Committee may, at its discretion, provide that the fair market value shall be the lowest fair market value on any day up to thirty days after the date of grant. If within that period of up to thirty days the fair market value of the Common Stock is less than the fair market value on the date of grant, then the date in that period on which the fair market value is lowest will be deemed to be the date of grant. In any case, the fair market value shall be determined in the manner chosen by the Committee as permitted by the Code.

		   (II) Nonqualified Stock Options. The option price per share under each Option granted under the Plan as a nonqualified option shall be determined and fixed by the Committee in its discretion, but shall not be less than eighty-five percent (85%) of the fair market value of such Shares on the date of grant of such Option (determined as provided in subsection
(a)(i) above.

		(b) Term. Each option granted under the Plan shall terminate no later than ten years after the date on which it was granted, but the Committee in its discretion may prescribe a shorter period for any individual option or options.

		(c) Offset Provisions. If the Committee so determines and the applicable instrument or instruments evidencing the option so provide, the exercise of all or any part of an option granted under this Plan may result in the reduction or termination of another option granted under this Plan to the extent so determined and provided.

		(d) Exercise. An option shall be exercised by written notice of such exercise, in the form prescribed by the Committee, to the Secretary or Treasurer of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition precedent that the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board of Directors or the Committee, that he is acquiring the shares for his own account, for investment and not with a view to the distribution thereof.

		(e) Payment. Payment for shares purchased upon exercise of an option shall be made either in full or installments, as shall be determined by the Committee and provided in the applicable instrument or instruments evidencing such option. If payment is made in installments, the option holder shall be required to make a down payment in cash of an amount equal to at least 20 percent of the total option price of the shares purchased and to deliver to the Company his or her promissory installment note payable to the Company for an amount equal to the difference between the total option price of the shares then being purchased and the amount of such down payment. Such note shall bear interest at such rate as the Committee shall determine of not less than the applicable federal rate (as defined in the Internal Revenue code of 1986, as amended, and must pledge the shares purchased as security. The option holder shall pay the balance of the option price as provided in such note and subject to such terms and conditions as may be provided in the applicable instrument or instruments evidencing the option; in any event, he or she shall make such payments as may be necessary to make the aggregate payments on account of the total option price equal to:

	(1)	at least 40 percent of the total option price of the shares
purchased by the end of 18 months from the date of purchase,

	(2)	at least 60 percent of the total option price by the end of three years from the date of purchase,

	(3)	at least 80 percent of the total option price by the end of four years from the date of purchase and

	(4)	the entire amount of the total option price by the end of the five years from the date of purchase.

		Dividends on partly paid shares issued to such option holder (other than dividends in stock of the Company) shall be declared and paid only upon the basis of the percentage of the total option price actually received thereon by the Company, and any such dividends paid prior to final payment for the shares shall be applied by the Company against unpaid installments of the promissory members evidencing the option holder's indebtedness for the option price in the order of their maturity. Certificates for partly paid shares shall be registered in the name of the option holder and shall, immediately upon issue, be delivered to the Company, endorsed in blank by the option holder or accompanied by a separate stock power so endorsed, in pledge as security for the payment of the unpaid balance of the option price. The certificates issued to represent party paid shares shall state thereon the total amount of the consideration to be paid therefor and the amount paid thereon.

            (f) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

		(g)	The Company shall pay all original issue and transfer taxes
with respect to the issue and transfer of shares of Common Stock of the
Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

		(h)	The aggregate fair market value (determined as of the date
an Incentive Stock Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time by any employee during any calendar year under all plans of the Company (and parent and subsidiary corporations) shall not exceed $100,000.

		(i)	No holder of any option under the Plan shall, by virtue of
holding such option, be entitled to any rights of a stockholder in the Company.

		(j)	Termination of employment.  Upon the termination of an
option holder's employment for any reason other than death, disability or termination for cause his or her option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination, and such option privileges shall expire unless exercised within three months after the date of such termination, but not later than the date of expiration of the option. If an option holder's employment is terminated for cause, all rights under his or her option shall expire immediately upon the giving to the option holder of the notice of such termination.

		(k)	Death of option holder.  Upon the death of an option
holder, his or her option privileges shall apply to those shares which were immediately purchasable at the time of death and such privileges shall expire unless exercised (by the executor or administrator of the option holder's estate or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the option holder's death) within (1) 12 months after the date of death, or (2) in the event of death following termination of employment by reason of retirement pursuant to the terms of a retirement program of the Company, the period in which the option privileges may be exercised upon termination by reason of such retirement as provided by the Committee in the applicable instrument or instruments evidencing the option, whichever period terminates last, or such longer period as may be permitted by the Committee in a special case, but in no event later than the date of expiration of the option.

6.  Adjustments Upon Changes in Capitalization.

		The option agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding option, or the option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, sales or exchanges of assets, combinations or exchange of shares, offering of subscription rights or any other type of change. In the event of any such change in the outstanding Common Stock, the kind and aggregate number of shares available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

7.  Term of Plan.

		The Board of Directors may terminate this Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than ten years from the date listed on page one hereof as the date of the Plan's adoption by the Board of Directors.

8.  Transferability.

		Options granted under this Plan shall provide that they will not be transferable.

9.  Amendment and Revocation.

		The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of existing optionees; and provided further that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which changes the aggregate number of shares of Common Stock which may be issued, under the plan, extend the term of the Plan or of options granted thereunder, reduce the option price below that now provided for in the Plan, change the conditions or exercise of options not provided for in the Plan, or change the employees or class of employees eligible to receive options thereunder.

10.  Ratification of the Plan.

		This Plan shall be submitted to the stockholders of the Company for approval at a meeting to be held within three months following its adoption by the Board.





	CONOLOG CORPORATION



PROXY



Annual Meeting of Shareholders - October 12, 2000.
			The undersigned shareholder of Conolog Corporation (the "Company") hereby appoints Robert S. Benou the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on August 16, 2000 at the Annual Meeting of Shareholders of the Company to be held at the offices of Milberg Weiss
Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119 at 5:00 p.m., local time, on 12th day, October, 2000, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)


Please mark boxes x or fill in with blue or black ink.
1.	Election of Directors.

      FOR all nominees	__

      WITHHOLD authority only for those nominees whose name(s) I
      have written below	__

      WITHHOLD authority for ALL nominees	__

Nominees for Directors are:	Robert S. Benou
                              Arpad J. Havasy
                              Louis S. Massad
                              Marc R. Benou
                              Edward J. Rielly
2. Proposal to amend the Certificate of Incorporation to increase the total number of authorized shares of all classes of stock.

	For  ___     Against   ___       Abstain  ___

3.	Proposal to approve the 2000/2001 Stock Option Plan.

	For  ___     Against ___         Abstain  ___

4.	Proposal to approve the Summary Financing Proposal between the
      Company and Crescent International Ltd.


      For ___      Against ___         Abstain  ___

5.	Proposal to amend the Certificate of Incorporation to give effect to a one-for-four reverse stock split of the common stock of the Company.

	For  ___    Against ___          Abstain ___

6.	Proposal to approve the selection of Rosenberg Rich Baker Berman &
      Company as the Company's independent auditors for the fiscal year ending July 31, 2001.

	For  ___    Against ___          Abstain ___

7.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

	For  ___	Against ___          Abstain ___


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.




[Sign, Date and Return the Proxy
Card Promptly Using the Enclosed
Envelope.]


SIGNATURE(S) should be exactly
as name or names appear on this
proxy.  If stock is held
jointly, each holder should
sign.  If signing is by
attorney, executor, adminis-
trator, trustee or guardian,
please give full title.



Dated _____________, 2000


________________________________________
Signature


________________________________________
Print Name


________________________________________
Signature


________________________________________
Print Name






August 25, 2000